Exhibit 10.2

EXECUTION VERSION

THIRD AMENDMENT TO LOAN DOCUMENTS

THIS THIRD AMENDMENT TO LOAN DOCUMENTS (this “Amendment”), dated as of April 7, 2020, is among Stratos Management Systems, Inc. (f/k/a Tango Merger Sub Corp.), a Delaware corporation (“Stratos”) and successor by merger to Stratos Management Systems, Inc., a Delaware corporation (“Existing Borrower”), American Virtual Cloud Technologies, Inc. (f/k/a Pensare Acquisition Corp.), a Delaware corporation (“Parent” and together with Stratos, collectively and individually, “New Borrower”), COMPUTEX, INC., a Texas corporation (“Computex”), FIRST BYTE COMPUTERS, INC., a Minnesota corporation (“First Byte”), ENETSOLUTIONS, L.L.C., a Texas limited liability company (“eNET”, and together with Computex and First Byte, collectively, “Guarantors”, and each, individually, a “Guarantor”), and COMERICA BANK (“Bank”).

RECITALS:

A. Existing Borrower, Stratos Management Systems Holdings, LLC, a Delaware limited liability company (“SMSH”), and Bank have entered into that certain Credit Agreement dated as of December 18, 2017 (as the same has been or may hereafter be amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B. In connection with the Credit Agreement, (i) Existing Borrower, SMSH and the Guarantors (other than Parent) executed a Security Agreement dated as of December 18, 2017 in favor of Bank and (ii) Parent executed and delivered in favor of Bank that certain Security Agreement dated as of the date hereof in favor of Bank (collectively, as the same have been or may be amended, restated or modified from time to time, the “Security Agreement”).

C. In connection with the Credit Agreement, (i) SMSH, Computex, eNET, and First Byte executed and delivered in favor of Bank that certain Guaranty dated as of December 18, 2017 and (ii) Parent executed and delivered in favor of Bank that certain Guaranty dated as of the date hereof (collectively, as the same have been or may hereafter be amended, restated or otherwise modified from time to time, the “Guaranties”).

D. In connection with the Credit Agreement, the Existing Borrower, Computex, First Byte, and eNET executed and delivered in favor of Bank that certain Advance Formula Agreement dated as of December 18, 2017 (as the same has been or may hereafter be amended, restated or otherwise modified from time to time, the “Advance Formula Agreement”).

E. In connection with this Amendment and the transactions contemplated herein, SMSH has executed that certain Pledge and Security Agreement dated as of the date hereof (as the same may be amended, restated or modified from time to time, the “Pledge Agreement”) granting Bank a security interest in a cash collateral account, as required under Section 4(t) of the Credit Agreement as amended and further described herein.

F. The Existing Borrower intends to assign the Indebtedness (as defined in the Credit Agreement) to New Borrower, and New Borrower agrees to assume the Indebtedness from the Existing Borrower.

Third Amendment to Loan Documents – Page 1

G. SMSH intends to assign its obligations as “Parent” as defined in the Credit Agreement) to Parent, and Parent agrees to assume such obligations from SMSH.

H. Existing Borrower has notified Bank of (a) the failure of Existing Borrower to comply with (i) the financial covenant Total Senior Funded Debt to Adjusted EBITDA Ratio under Section 4(k) of the Credit Agreement for the fiscal quarter ending December 31, 2019 and (ii) the financial covenant Fixed Charge Coverage Ratio under Section 4(l) of the Credit Agreement for the fiscal quarter ending December 31, 2019, each of which is an Event of Default under Section 6(d) of the Credit Agreement and (b) the occurrence of the Event of Default specified in Section 6(m) of the Credit Agreement (such Events of Default collectively referred to herein as “Specified Defaults”).

I. Existing Borrower, New Borrower, SMSH, Guarantors, and Bank now desire to (i) amend the Credit Agreement, Advance Formula Agreement and the other Loan Documents as provided herein and (ii) waive the Specified Defaults.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows (all provisions of this Amendment being effective as of the date hereof unless otherwise stated herein):

ARTICLE I

Definitions

Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.

ARTICLE II

Amendments to Loan Documents

Section 2.1 Amendments to Section 1(a) of the Credit Agreement. The following definitions in Section 1(a) of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“Current Maturities of Long Term Debt” shall mean, in respect of any applicable Person(s) and as of any applicable date of determination thereof, that portion of the Long Term Debt of such Person(s) that should be classified as a current liability at such time in accordance with GAAP, including, without limitation, that portion of finance lease obligations of such Person(s) that would be so classified at such time.

Third Amendment to Loan Documents – Page 2

“Funded Debt” shall mean, with respect to any Person as of any date of determination, the sum of the following of such Person and its Subsidiaries: (a) all obligations for borrowed money; (b) all obligations upon which interest charges are customarily paid or accrued; (c) all obligations evidenced by bonds, notes or similar instruments; (d) all obligations under conditional sale or other title retention agreements relating to property purchased by such Person; (e) all obligations issued or assumed as the deferred and unpaid purchase price of property or services (excluding (x) trade accounts payable incurred in the ordinary course of business that are not past due and which are classified as short term liabilities in accordance with GAAP and (y) amounts due from customers that are pledged or assigned to a third-party in exchange for property or services provided, directly or indirectly to such third-party as a purchase price for such property or services); (f) all obligations of others secured by (or having an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (g) all guarantee obligations by such Person of Funded Debt of others; (h) all finance lease obligations; and (i) all obligations as an account party in respect of letters of credit or similar facilities and bankers’ acceptances.

“Long Term Debt” shall mean, in respect of any applicable Person(s) and as of any applicable date of determination thereof, all Debt of such Person(s) which should be classified as Funded Debt or “long term indebtedness” on a balance sheet of such Person(s) as of such date in accordance with GAAP, including, without limitation, to the extent not otherwise included, finance lease obligations of such Person(s) to the extent classified as long term at such time.

“Revolving Credit Note” shall mean the Third Amended and Restated Master Revolving Note dated the Third Amendment Effective Date in the maximum original principal amount of $16,500,000 made by Borrower payable to the order of Bank, as the same has been or may be renewed, extended, modified, increased, or restated from time to time.

“Term Note” shall mean the Amended and Restated Term Note dated the Third Amendment Effective Date in the maximum original principal amount of $6,428,571.40 made by Borrower payable to the order of Bank, as the same has been or may be amended, renewed, extended, modified, increased or restated from time to time.

Section 2.2 Additions to Section 1(a) of the Credit Agreement. The following definitions are hereby added to Section 1(a) of the Credit Agreement in alphabetical order to read in their entirety as follows:

“2020 Subordinated Debt” shall mean the Debt owed by Parent, Borrower and Borrower’s Subsidiaries pursuant to the following documents: (a) the Securities Purchase Agreement dated on or about the Third Amendment Effective Date, by and among Parent and the investors party thereto and any and all convertible debentures in an amount not to exceed $100,000,000 (including any such debentures issued following the Third Amendment Effective Date in accordance with the terms of such Securities Purchase Agreement) and warrants to purchase common stock issued pursuant thereto; (b) the Registration Rights Agreement dated on or about the Third Amendment Effective Date, by and among Parent and the holders party thereto; (c) the subordinated promissory notes dated on or about or within 60 days following, the Third Amendment Effective Date in an amount not to exceed $7,000,000 in the aggregate, by Parent in favor of certain holders party thereto and issued in settlement of certain obligations of Parent to the holders thereof as evidenced by letter agreement (or other agreements evidencing such settlements) dated on or about or within 60 days following, the Third Amendment Effective Date between Parent and each holder of such subordinated promissory notes, and (d) any other documents, agreement, and instruments related thereto.

Third Amendment to Loan Documents – Page 3

“Third Amendment Effective Date” shall mean April 7, 2020.

Section 2.3 Amendment to Section 4(a)(vii) of the Credit Agreement. Section 4(a)(vii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(vii)	On or before each Tuesday, borrowing base reports of Borrower as of the last day of the calendar week most recently ended, which borrowing base reports shall include a schedule identifying each Eligible Account at such time, and such other matters and information relating to the Eligible Accounts as Bank may request (in each case, to the extent Eligible Accounts are included under the applicable Advance Formula Agreement), reports as to the amount of Eligible Inventory, including, without limitation, designations as to the types of Eligible Inventory, the additions and subtractions thereto, and such other matters and information relating to the Eligible Inventory as Bank may request (in each case, to the extent Eligible Inventory is included under the applicable Advance Formula Agreement), together with a certificate setting forth Borrower’s calculation of the Advance Formula as of the date of such borrowing base report. In addition, if, pursuant to the terms of this Agreement or any Advance Formula Agreement, Borrower is required to deliver to Bank accounts receivable agings, accounts payable agings or inventory reports (each, a “Reporting Item”) on a date in which Borrower is not required to also deliver a borrowing base report, on the date that Borrower delivers any such Reporting Item to Bank, Borrower shall also deliver to Bank a borrowing base report as of such date. Each borrowing base report so delivered to Bank shall be certified by an Authorized Officer of Borrower.

Section 2.4 Additions to Section 4(a) of the Credit Agreement. The following new subsections (viii) and (ix) are hereby added to the end of Section 4(a) of the Credit Agreement to read in their entirety as follows:

(viii)	Any financial reports, statements, press releases, other material information or written notices delivered to the holders of any Subordinated Debt pursuant to any applicable Subordinated Debt Documents (to the extent not otherwise required hereunder), as and when delivered to such Persons.

Third Amendment to Loan Documents – Page 4

(ix)	Within 120 days after the end of each fiscal year, projections for the Loan Parties for the next succeeding fiscal year, on a quarterly basis and for the following fiscal year on an annual basis, including statements of income, cash flows and balance sheet, as at the end of each relevant period and for the period commencing at the beginning of the fiscal year and ending on the last day of such relevant period, such projections certified by a Responsible Officer of the Borrower as being based on reasonable estimates and assumptions taking into account all facts and information known (or reasonably available to any Loan Party) by a Responsible Officer of the Borrower.

Section 2.5 Amendment to Section 4(c) of the Credit Agreement. Section 4(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(c) Keeping of Books and Records; Inspections and Audits. Keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements (including, without limitation, any financial statements required to be delivered to Bank pursuant to this Agreement) prepared in accordance with GAAP; permit Bank, or its representatives, at reasonable times and intervals, and following reasonable notice, to visit all of such Loan Party’s offices and to make inquiries as to such Loan Party’s respective financial matters with its respective directors, officers, employees, and independent certified public accountants; and permit Bank, through Bank’s authorized attorneys, accountants and representatives, to, following reasonable notice, inspect, audit and examine such Loan Party’s books, accounts, records, ledgers and assets and properties of every kind and description, wherever located, at all reasonable times during normal business hours including, without limit, audits of such Loan Party’s accounts receivable, inventory and other Collateral to be conducted not less frequently than semi-annually. Borrower shall reimburse Bank for all reasonable costs and expenses incurred by Bank in connection with such inspections, examinations and audits, and to pay to Bank such fees as Bank may reasonably charge in respect of such inspections, examinations and audits, or as otherwise mutually agreed upon by Borrower and Bank.

Section 2.6 Amendments to Section 4(h) of the Credit Agreement. Section 4(h) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(h) Maintain Bank Accounts. As soon as possible, but in any event, within one hundred twenty (120) days of the Third Amendment Effective Date (the “Transition Period”), maintain all of each Loan Party’s principal bank accounts with Bank and notify Bank immediately in writing of the establishment or existence of any other bank account, deposit account or other account into which money may be deposited (other than with Bank); provided, however, providing any such notice to Bank shall not waive the occurrence or existence of any Default or Event of Default arising or existing as a result of the establishment or existence of any account(s) in violation of this Section; and provided, further, that during the Transition period, the amounts maintained in any other bank accounts outside of Bank shall not exceed $1,000,000 in the aggregate.

Third Amendment to Loan Documents – Page 5

Section 2.7 Amendments to Sections 4(k), (l), and (m) of the Credit Agreement. Sections 4(k), (l), and (m) of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

(k) Dominion of Funds and Lockbox. Within thirty (30) days of the Third Amendment Effective Date, Borrower shall at its sole expense establish and maintain (and Bank, at Bank’s option, may establish and maintain at Borrower’s expense): (i) a United States Post Office lockbox (the “Lockbox”) to which Bank shall have exclusive access and control; and (ii) a deposit account maintained with Bank which shall be titled as designated by Bank (the “Cash Collateral Account”) to which Bank shall have exclusive access and control. Borrower shall have taken such actions as are necessary to direct and to cause all of each Loan Party’s collections and receipts to be deposited directly into the Lockbox and/or the Cash Collateral Account, including, without limitation, giving notice to all of such Loan Party’s account debtors. All amounts deposited into the Lockbox and Cash Collateral Account shall be applied daily against all amounts owing to Bank under the Revolving Credit Note and in accordance with the Credit Agreement.

(l) [Reserved].

(m) Capital Expenditures. Not make or incur consolidated unfinanced Capital Expenditures in excess of $1,250,000 in aggregate during any fiscal year of the Borrower.

Section 2.8 Amendment to Section 4(q) of the Credit Agreement. Section 4(q) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(q) Landlord Waivers. Within forty-five (45) days of the Third Amendment Effective Date, Borrower shall deliver to Bank a written landlord waiver or subordination agreement for the benefit of Bank and executed by each landlord for leased premises where Collateral may be located, in form and substance satisfactory to Bank, together with copies of all documents evidencing, guarantying, securing or otherwise pertaining to the leases.

Section 2.9 Additions of Sections 4(s) and (t) to the Credit Agreement. The following new subsections (s) and (t) are hereby added to the end of Section 4 of the Credit Agreement to read in their entirety as follows:

(s) Delivery of Borrower Stock Certificate. Within thirty (30) days of the Third Amendment Effective Date, Borrower shall deliver to Bank a stock certificate evidencing Parent’s Equity Interest in the Borrower, in form and substance satisfactory to the Bank.

(t) Escrow Account. Beginning on the Third Amendment Effective Date, establish and maintain an escrow account with Bank (to which Bank shall have exclusive access and control) of at least $1,000,000 in the aggregate in cash or deposited therein, the proceeds of which, as hereby authorized by Bank shall be applied to scheduled interest payments when due and payable on the Revolving Credit Note and Term Note to Bank. In the event such amounts in such escrow account are insufficient to pay any interest payment then due and payable, Borrower shall immediately make such payment in accordance with the Revolving Credit Note and the Term Note, as applicable. The owner of such escrow account shall grant to Bank a continuing security interest in such accounts and all proceeds thereof.

Third Amendment to Loan Documents – Page 6

Section 2.10 Amendment to Section 5(c)(iv) of the Credit Agreement. The reference to the term “Capital lease obligation” in Section 5(c)(iv) of the Credit Agreement is hereby deleted and the reference to the term “finance lease obligation” is inserted in lieu thereof.

Section 2.11 Amendment to Section 6(m) of the Credit Agreement. The following Subsection 6(m) of the Credit Agreement is amended and restated to read in its entirety as follows:

(m) the occurrence or existence of any default or event of default, as the case may be, set forth in any document, agreement or instrument evidencing or related to the 2020 Subordinated Debt.

Section 2.12 Additions of Section 20 to the Credit Agreement. The following new Section 20 hereby added to the Credit Agreement to read in its entirety as follows:

Section 20 Multiple Borrowers. If there is more than one Borrower under this Agreement, unless otherwise expressly provided herein, each and every reference to the term “Borrower” in this Agreement shall mean and refer to each such Borrower, and all undertakings, agreements, warranties, covenants, liabilities and obligations of each Borrower, and all rights, powers and authorities given to or conferred upon Bank hereunder, shall apply to each Borrower severally and to all of them jointly.

Section 2.13 Amendment to Second Introductory Paragraph of Advance Formula Agreement. The second introductory paragraph of the Advance Formula Agreement is hereby amended and restated to read in its entirety as follows:

Borrower executed and delivered unto Bank that certain Third Amended and Restated Master Revolving Note dated the Third Amendment Effective Date, made in the aggregate principal amount of Sixteen Million Five Hundred Thousand Dollars ($16,500,000) (as the same has been and may be amended, modified, extended, renewed, restated, substituted and/or replaced from time to time, and whether in a greater or lesser amount, the “Note”). Borrower’s liabilities, obligations and indebtedness under or pursuant to the Note are secured pursuant to certain collateral documents entered into from time to time between Debtor and Bank, including, without limit, (i) that certain Security Agreement dated as of December 18, 2017, executed and delivered by Debtor (except for American Virtual Cloud Technologies, Inc.) unto Bank and (ii) that certain Security Agreement dated as of the date hereof, executed and delivered by American Virtual Cloud Technologies, Inc. unto Bank (collectively, as the same has been and may be amended, modified, extended, renewed, restated, substituted and/or replaced from time to time, the “Security Agreement”).

Third Amendment to Loan Documents – Page 7

Section 2.14 Amendment and Addition to Section 4 of the Advance Formula Agreement. (a) The reference to the term “and” in Section 4(n) of the Advance Formula Agreement is hereby deleted, (b) the period at the end of Section 4(o) of the Advance Formula Agreement is deleted and the term “; and” is inserted in lieu thereof, and (c) the following subsection (p) is hereby added to the end of Section 5 of the Advance Formula Agreement to read in its entirety as follows:

(p) it is not an Account adequately insured and covered by accounts receivable insurance to be in such amounts, contain such terms, be in such form, be for such purposes, prepaid for such time periods, and written by such companies as may be reasonably satisfactory to Bank, and such insurance to be payable to Bank.

ARTICLE III

Assignment and Assumption

Section 3.1 Assignment and Assumption. The Existing Borrower has TRANSFERRED, ASSIGNED, GRANTED and CONVEYED and do by these presents TRANSFERS, ASSIGNS, GRANTS and CONVEYS unto New Borrower the Indebtedness, together with, if any, rights, titles, assignments and interests pertaining to or arising from the Indebtedness pursuant to the Loan Documents (collectively the “Assigned Documents”). Each New Borrower, as successor by merger to the Existing Borrower, confirms its assumption of the Indebtedness and the other obligations and liabilities under the Loan Documents, jointly and severally, as a borrower. New Borrower, jointly and severally, agrees to be bound by all terms, provisions, agreements and conditions of the Loan Documents as borrower and debtor thereunder.

Section 3.2 Acknowledgment and Ratification. New Borrower hereby consents and agrees to this Assignment and acknowledges and agrees that (i) all references to “Borrower” in the Assigned Documents shall be deemed to refer collectively to Stratos Management Systems, Inc. (f/k/a Tango Merger Sub Corp.), a Delaware corporation, and American Virtual Cloud Technologies, Inc. (f/k/a Pensare Acquisition Corp.), a Delaware corporation, and (ii) any Assigned Document to which it is a party shall remain in full force and effect and shall be the legal, valid and binding obligation of New Borrower and enforceable against New Borrower in accordance with its terms. New Borrower hereby acknowledges and agrees that all references to (i) “Parent” in the Assigned Documents shall be deemed to refer to American Virtual Cloud Technologies, Inc. (f/k/a Pensare Acquisition Corp.), a Delaware corporation and (ii) “Loan Party” in the Assigned Documents shall be deemed to refer collectively to Stratos Management Systems, Inc. (f/k/a Tango Merger Sub Corp.), a Delaware corporation and American Virtual Cloud Technologies, Inc. (f/k/a Pensare Acquisition Corp.), a Delaware corporation.

ARTICLE IV

Limited Consent; Limited Waiver

Section 4.1 Limited Waiver. New Borrower requests that Bank waives the Specified Defaults. Subject to the terms and conditions of this Amendment, Bank waives the Specified Defaults.

Third Amendment to Loan Documents – Page 8

Section 4.2 Limited Consent. Existing Borrower has notified Bank of its intention to merge into Stratos, with Stratos as the surviving entity, pursuant to (a) that certain Business Combination Agreement dated as of July 24, 2019, as amended by Amendment No. 1 dated as of December 20, 2019 and Amendment No. 2 dated on or about the Third Amendment Effective Date (the "2020 Merger"), (b) Parent’s intention to finance a portion of the 2020 Merger by means of (i) a private placement of units of securities, each unit consisting of (A) $1,000 in principal amount of Parent’s Series A convertible debentures and (B) a warrant to purchase 100 shares of Parent’s common stock (the “2020 PIPE”) as well as (ii) promissory notes in an amount not to exceed $7,000,000 in the aggregate by Parent to certain holders thereof (collectively, the “Service Provider Debt”), of which true, correct and complete copies have been provided to Bank on or prior to the date hereof (or will be provided to Bank promptly after the execution thereof, in the case of any such promissory notes executed after the Third Amendment Effective Date). Each of Existing Borrower and New Borrower requests that Bank consent to the 2020 Merger, the 2020 PIPE, and the Service Provider Debt, notwithstanding any restrictions in the Credit Agreement, including Sections 5(d), 5(f), 5(h), 5(m), 5(o) and 6(h) of the Credit Agreement. Subject to the terms and conditions of this Amendment, Bank hereby consents to the 2020 Merger, the 2020 PIPE, and the Service Provider Debt.

Section 4.3 No Waiver. Except as otherwise provided in Sections 4.1 and 4.2, nothing contained herein shall be construed as a consent to or waiver of any Default or Event of Default (other than the Specified Defaults), which may now exist or hereafter occur or any violation of any term, covenant or provision of the Credit Agreement or any other Loan Document. All rights and remedies of Bank are hereby expressly reserved with respect to any such Default or Event of Default. Nothing contained herein shall affect or diminish the right of Bank to require strict performance by each Loan Party of each provision of any Loan Document to which such Loan Party is a party, except as expressly provided herein. Except as amended hereby, all terms and provisions and all rights and remedies of Bank under the Loan Documents shall continue in full force and effect and are hereby confirmed and ratified in all respects. The limited waiver in Section 4.1 and the limited consent in Section 4.2 shall each be effective only in this specific instance and for the specific purpose for which it is given, and neither this limited waiver nor limited consent shall entitle the New Borrower to any other or further waiver or consent in any similar or other circumstances.

ARTICLE V

Conditions Precedent

Section 5.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) Bank shall have received:

(i) this Amendment properly executed by Existing Borrower, New Borrower, Guarantors and Bank;

(ii) that certain Third Amended and Restated Master Revolving Note and that certain Amended and Restated Term Note, each properly executed by New Borrower;

(iii) that certain Security Agreement properly executed by Parent;

Third Amendment to Loan Documents – Page 9

(iv) that certain Amended and Restated Intellectual Property Security Agreement properly executed by New Borrower, Guarantors, and Bank; and

(v) that certain Agreement Regarding Release of Guarantor, properly executed by SMSH, New Borrower, and Guarantors.

(b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof.

(c) No Default or Event of Default (other than the Specified Defaults) shall have occurred and be continuing.

(d) New Borrower shall have paid a $50,000 amendment fee to Bank, such fee to be deemed fully earned, due and payable as of the date hereof.

(e) Bank shall have received such other documents, instruments and agreements as Bank may reasonably require, including, but not limited to:

(i) copies of the organizational documents of each of the New Borrower and other Loan Parties;

(ii) UCC searches and any other diligence items for each of the Loan Parties requested by Bank;

(iii) Fully executed copies of documentation related to the 2020 Merger, in form and detail satisfactory to Bank;

(iv) Fully executed copies of documentation related to the 2020 Subordinated Debt, each in form and detail satisfactory to Bank and subordinated to Bank in form and detail satisfactory to Bank; and

(v) Documentation providing evidence that, after giving effect to the transaction contemplated by this Agreement, the 2020 Merger and the 2020 Subordinated Debt on or around the Third Amendment Effective Date, (a) the sum of borrowing availability under the Advance Formula as of the date hereof plus any cash held in accounts by Stratos maintained with Bank (but excluding the escrow account more specifically described in Section 4(t) of the Credit Agreement as amended herein) shall not be less than $2,000,000 in the aggregate and (b) Parent has no less than $9,000,000 in cash on its balance sheet.

Third Amendment to Loan Documents – Page 10

ARTICLE VI

Ratifications, Representations and Warranties

Section 6.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each of the Borrower, New Borrower, Guarantors, and Bank agree that the Credit Agreement and the other Loan Documents, to which each such Person is a party, each as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Each Guarantor hereby consents and agrees to this Amendment and agrees that each Loan Document to which such Person is a party shall remain in full force and effect and shall continue to (a) in the case of the Guaranties, guarantee the Indebtedness (as defined in the Guaranties) and the other amounts and obligations as provided in the Guaranties, and (b) be the legal, valid and binding obligation of such Person and enforceable against such Person in accordance with its terms.

Section 6.2 Representations and Warranties. Each of Existing Borrower, New Borrower, and Guarantors hereby represents and warrants to the Bank that (a) with respect to Existing Borrower and New Borrower, the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite company or other action on the part of Existing Borrower or New Borrower, as applicable, and will not violate the charter or organizational documents of Existing Borrower or New Borrower, as applicable, (b) the representations and warranties contained in the Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (except for such representations and warranties as are limited by their express terms to a specific date), (c) effective upon the execution of this Amendment and the Loan Documents executed in connection herewith, no Default or Event of Default has occurred and is continuing, and (d) other than such consents as have been previously procured by New Borrower and Parent, the 2020 Merger, the 2020 PIPE, and the transactions contemplated herein, will not result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of New Borrower and Guarantors pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such New Borrower or Guarantor is a party or by which such New Borrower or Guarantor or any of its property or assets is bound or affected, except, for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a Material Adverse Effect on New Borrower and Guarantors.

ARTICLE VII

Miscellaneous

Section 7.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document executed in connection herewith shall survive the execution and delivery of this Amendment, and no investigation by Bank or any closing shall affect the representations and warranties or the right of Bank to rely upon them.

Section 7.2 Reference to Agreement. Each of the Credit Agreement, the Loan Documents and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement and the Loan Documents, as amended hereby, are hereby amended so that any reference in such documents to the Credit Agreement and the Loan Documents shall mean a reference to the Credit Agreement and the Loan Documents as amended hereby.

Third Amendment to Loan Documents – Page 11

Section 7.3 Expenses of Bank. As provided in the Credit Agreement, each of Existing Borrower and New Borrower agrees to pay on written demand all reasonable and documented costs and expenses incurred by Bank in connection with the preparation, negotiation, and execution of this Amendment and any other documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the reasonable costs and fees of Bank’s legal counsel, and all costs and expenses incurred by Bank in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other document executed in connection therewith, including without limitation the costs and reasonable fees of Bank’s legal counsel.

Section 7.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 7.5 Applicable Law. This Amendment and all other documents executed pursuant hereto shall be deemed to have been made and to be performable in Dallas, Dallas County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 7.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Bank, Existing Borrower, each New Borrower, each Guarantor, and their respective successors, assigns, heirs, executors and personal representatives, except neither Existing Borrower, New Borrower, nor any Guarantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of Bank.

Section 7.7 Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. The signature of a party to any counterpart shall be sufficient to legally bind such party. Bank may remove the signature pages from one or more counterparts and attach them to any other counterpart for the purpose of having a single document containing the signatures of all parties. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, emailed portable document format (“pdf”), or tagged image file format (“tiff”) or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart of a signature page to this Amendment. Any party sending an executed counterpart of a signature page to this Amendment by facsimile, pdf, tiff or any other electronic means shall also send the original thereof to Bank within five (5) days thereafter, but failure to do so shall not affect the validity, enforceability, or binding effect of this Amendment.

Third Amendment to Loan Documents – Page 12

Section 7.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 7.9 ENTIRE AGREEMENT. THE CREDIT AGREEMENT, THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE CREDIT AGREEMENT OR THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section 7.10 INDEMNIFICATION OF BANK. EACH OF THE LOAN PARTIES HEREBY AGREES TO INDEMNIFY BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, ATTORNEYS, AFFILIATES, AND AGENTS (COLLECTIVELY, “RELEASED PARTIES”) FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (a) ANY AND ALL FAILURES BY SUCH LOAN PARTY TO COMPLY WITH ITS AGREEMENTS CONTAINED IN THE LOAN DOCUMENTS, (b) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS PRIOR TO THE DATE HEREOF, (c) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS PRIOR TO THE DATE HEREOF, (d) ANY BREACH PRIOR TO THE DATE HEREOF BY SUCH LOAN PARTY OR SUMMIT OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS OR (e) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING (COLLECTIVELY, “RELEASED CLAIMS”). WITHOUT LIMITING ANY PROVISION OF THIS AMENDMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON; PROVIDED, HOWEVER, NO PERSON SHALL BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Third Amendment to Loan Documents – Page 13

Section 7.11 WAIVER AND RELEASE. TO INDUCE BANK TO AGREE TO THE TERMS OF THIS AMENDMENT, EACH OF THE LOAN PARTIES REPRESENTS AND WARRANTS THAT AS OF THE DATE OF THIS AMENDMENT IT OR HE HAS NO CLAIMS AGAINST RELEASED PARTIES AND IN ACCORDANCE THEREWITH IT:

(a) WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF THIS AMENDMENT; AND

(b) RELEASE. RELEASES, ACQUITS AND FOREVER DISCHARGES RELEASED PARTIES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, COUNTERCLAIMS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, BONDS, BILLS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH SUCH LOAN PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THIS AMENDMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS DIRECTLY OR INDIRECTLY CONTEMPLATED THEREBY.

Section 7.12 COVENANT NOT TO SUE. EACH OF THE LOAN PARTIES FURTHER COVENANTS NOT TO SUE THE RELEASED PARTIES ON ACCOUNT OF ANY OF THE RELEASED CLAIMS, AND EXPRESSLY WAIVES ANY AND ALL DEFENSES IT OR HE MAY HAVE IN CONNECTION WITH ITS OR HIS OBLIGATIONS UNDER THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS. THIS SECTION IS IN ADDITION TO AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY SUCH LOAN PARTY IN FAVOR OF THE RELEASED PARTIES.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

Third Amendment to Loan Documents – Page 14

Executed as of the date first written above.

NEW BORROWER:

Stratos Management Systems, Inc. (f/k/a Tango Merger Sub Corp.) and
American Virtual Cloud Technologies, Inc.
(f/k/a Pensare Acquisition Corp.)

By:	/s/ Dr. Robert Willis
Name: Dr. Robert Willis
Title: President of each entity listed above

EXISTING BORROWER:

Stratos Management Systems, Inc.

By:	/s/ Dr. Robert Willis
Name: Dr. Robert Willis
Title: President

GUARANTORS:

COMPUTEX, INC.
FIRST BYTE COMPUTERS, INC.
eNETsolutions, L.L.C.

By:	/s/ Sam Haffar
Sam Haffar
Chief Executive Officer of each entity listed above

Third Amendment to Loan Documents – Signatue Page

BANK:

COMERICA BANK

By:	/s/ Julie M. Anderson
Julie M. Anderson
Assistant Vice President

Third Amendment to Loan Documents – Signature Page